Exhibit 99.1

Ryman Hospitality Properties, Inc. Reports Third Quarter 2020 Results

NASHVILLE, Tenn. (November 3, 2020) – Ryman Hospitality Properties, Inc. (NYSE: RHP), a lodging real estate investment trust (“REIT”) specializing in group-oriented, destination hotel assets in urban and resort markets, today reported financial results for the third quarter ended September 30, 2020.

Third Quarter 2020 Highlights:

•	Third quarter 2020 gross advanced room night bookings of approximately 669,000 room nights for all future periods, of which approximately 158,000 or 24% were unrelated to rebooking efforts
•	Year to date through September 30, 2020 rebooked room nights of approximately 1.01 million room nights, or over 53% of total room nights canceled as a result of COVID-19
•	Overall Entertainment segment and Ole Red venues continue to see steady improvement while adhering to local health regulations
•	Average monthly cash burn for the third quarter 2020 was approximately $22.7 million, down approximately $8.9 million from second quarter 2020 driven by hotel reopenings and continued cost management
•	Continue to have ample liquidity as monthly cash burn continues to decline; currently have approximately 30 months of liquidity including Gaylord Palms expansion
•	Issued updated Investor Supplement on Ryman Hospitality, which is available on the Investor Relations section of our website at www.rymanhp.com

Colin Reed, Chairman and Chief Executive Officer of Ryman Hospitality Properties, said, “We are pleased with the results we achieved this quarter, driving sequential improvement from last quarter in terms of both revenue and monthly cash burn as we navigate this extraordinary period. Our unique hotel properties with their large footprints, diverse amenities, and reputation for best-in-class service continue to generate interest from “drive to” leisure guests. We have seen success in targeting families who want the opportunity to travel safely. With 100 million people living within 300 miles of our four open Gaylord hotel properties, we believe we are in a strong position to continue capitalizing on the demand for safe family travel options that are within a short driving distance from home.

We have also begun to see the return of some smaller groups to our hotels as corporate customers look to resume in-person gatherings. Although group cancellations continue, our core brand differentiators have driven a rebookings rate of over 53 percent.

Our Entertainment segment also delivered an improved performance and gained momentum throughout the quarter. Importantly, we are taking advantage of this period to drive broader digitization of our content and exploring new formats to showcase our growing catalogue of content.

The continued progress we are making to safely welcome guests on both sides of our business has contributed to a continued reduction in our average monthly cash burn during this period, which has supported our strong liquidity position and enabled us to maintain our focus on recovery.”

Third Quarter 2020 Results (As Compared to Third Quarter 2019):

Consolidated Results

($ in thousands, except per share amounts)	Three Months Ended				Nine Months Ended
	September 30,				September 30,
	2020	2019	% ∆		2020	2019	% ∆
Total Revenue	$70,249	$379,787	-81.5%		$397,960	$1,158,281	-65.6%

Operating Income/(Loss) (1)	$(103,166)	$56,503	-282.6%		$(239,151)	$195,783	-222.2%
Operating Income/(Loss) margin	-146.9%	14.9%	-161.8	pt	-60.1%	16.9%	-77.0	pt

Net Income/(Loss) available to common shareholders (1) (2) (3)	$(117,659)	$22,349	-626.5%		$(337,667)	$101,140	-433.9%
Net Income/(Loss) available to common shareholders margin	-167.5%	5.9%	-173.4	pt	-84.8%	8.7%	-93.5	pt
Net Income/(Loss) available to common shareholders per diluted share	$(2.14)	$0.43	-597.7%		$(6.14)	$1.95	-414.9%

Adjusted EBITDAre	$(35,280)	$119,071	-129.6%		$(33,646)	$378,458	-108.9%
Adjusted EBITDAre margin	-50.2%	31.4%	-81.6	pt	-8.5%	32.7%	-41.2	pt
Adjusted EBITDAre, excluding noncontrolling interest in consolidated joint venture	$(34,790)	$108,076	-132.2%		$(38,734)	$353,091	-111.0%
Adjusted EBITDAre, excluding noncontrolling interest in consolidated joint venture margin	-49.5%	28.5%	-78.0	pt	-9.7%	30.5%	-40.2	pt

Funds From Operations (FFO) available to common shareholders and unit holders (1) (2) (3)	$(72,303)	$67,728	-206.8%		$(202,156)	$235,605	-185.8%
FFO available to common shareholders and unit holders per diluted share	$(1.31)	$1.31	-200.0%		$(3.68)	$4.55	-180.9%

Adjusted FFO available to common shareholders and unit holders	$(60,284)	$77,950	-177.3%		$(118,556)	$260,007	-145.6%
Adjusted FFO available to common shareholders and unit holders per diluted share	$(1.09)	$1.50	-172.7%		$(2.16)	$5.02	-143.0%

(1) For the three and nine months ended September 30, 2020, includes approximately $7.8 million and $32.8 million for credit losses on held-to-maturity securities, respectively.

(2) For the nine months ended September 30, 2020, inculdes $26.7 million for income tax valuation allowances.

(3) For the nine months ended September 30, 2020, includes $15.0 million for the termination of the Block 21 acquisition.

Note: For the Company’s definitions of Adjusted EBITDAre, Adjusted EBITDAre, excluding noncontrolling interest, FFO available to common shareholders and unit holders, and Adjusted FFO available to common shareholders and unit holders, as well as a reconciliation of the non-GAAP financial measure Adjusted EBITDAre to Net Income/(Loss) and a reconciliation of the non-GAAP financial measure Adjusted FFO available to common shareholders and unit holders to Net Income/(Loss), see “Non-GAAP Financial Measures,” “Adjusted EBITDAre and Adjusted EBITDAre, Excluding Noncontrolling Interest Definition,” “Adjusted FFO available to common shareholders and unit holders Definition” and “Supplemental Financial Results” below.

Hospitality Segment

($ in thousands, except ADR, RevPAR, and Total RevPAR)

	Three Months Ended				Nine Months Ended
	September 30,				September 30,
	2020	2019	% ∆		2020	2019	% ∆
Hospitality Revenue (1)	$57,978	$328,257	-82.3%		$353,954	$1,022,896	-65.4%

Hospitality Operating Income/(Loss) (1) (2) (3)	$(86,212)	$52,110	-265.4%		$(186,401)	$190,918	-197.6%
Hospitality Adjusted EBITDAre (1) (3)	$(23,565)	$109,067	-121.6%		$4,910	$356,564	-98.6%

Hospitality Performance Metrics (1) (4)
Occupancy	14.6%	77.1%	-62.5	pt	24.4%	75.8%	-51.4	pt
Average Daily Rate (ADR)	$180.89	$188.13	-3.8%		$197.38	$196.81	0.3%
RevPAR	$26.33	$145.09	-81.9%		$48.16	$149.23	-67.7%
Total RevPAR	$62.33	$352.92	-82.3%		$127.77	$370.61	-65.5%

Gross Definite Rooms Nights Booked	668,803	691,250	-3.2%		1,690,783	1,740,739	-2.9%
Net Definite Rooms Nights Booked	(70,572)	574,403	-112.3%		(692,844)	1,335,080	-151.9%
Group Attrition (as % of contracted block)	61.4%	15.2%	46.2	pt	21.4%	14.1%	7.3	pt
Cancellations ITYFTY (5)	300,867	10,254	2834.1%		1,519,432	44,809	3290.9.3%

(1)	Includes approximately 6,000 room nights out of service during the third quarter 2019 and approximately 26,250 for the nine months ended September 30, 2019 related to the Gaylord Opryland rooms renovation. Gaylord National remains closed.
(2)	For the three and nine months ended September 30, 2020, includes approximately $7.8 million and $32.8 million for credit losses on held-to-maturity securities, respectively.
(3)	Includes approximately $14.4 million and $34.9 million in COVID-19 related employment costs during the three and nine months ended September 30, 2020, respectively.
(4)	Calculation of hospitality performance metrics includes closed hotel room nights available. Average Daily Rate is for occupied rooms.
(5)	"ITYFTY" represents In The Year For The Year.

Note: For the Company’s definitions of Revenue Per Available Room (RevPAR) and Total Revenue Per Available Room (Total RevPAR), see “Calculation of RevPAR and Total RevPAR” below. Property-level results and operating metrics for third quarter 2020 are presented in greater detail below and under “Supplemental Financial Results—Hospitality Segment Adjusted EBITDAre Reconciliations and Operating Metrics,” which includes a reconciliation of the non-GAAP financial measures Hospitality Adjusted EBITDAre to Hospitality Operating Income/(Loss), and property-level Adjusted EBITDAre to property-level Operating Income/(Loss) for each of the hotel properties.

Gaylord Opryland

($ in thousands, except ADR, RevPAR, and Total RevPAR)

	Three Months Ended				Nine Months Ended
	September 30,				September 30,
	2020	2019	% ∆		2020	2019	% ∆
Revenue	$17,514	$90,185	-80.6%		$94,961	$278,130	-65.9%
Operating Income/(Loss)	$(15,403)	$21,021	-173.3%		$(24,402)	$73,879	-133.0%
Operating Income/(Loss) margin	-87.9%	23.3%	-111.2	pt	-25.7%	26.6%	-52.3	pt
Adjusted EBITDAre	$(6,632)	$29,934	-122.2%		$684	$99,942	-99.3%
Adjusted EBITDAre margin	-37.9%	33.2%	-71.1	pt	0.7%	35.9%	-35.2	pt

Occupancy (1)	13.8%	77.2%	-63.4	pt	25.0%	77.6%	-52.6	pt
Average daily rate (ADR)	$193.58	$189.97	1.9%		$194.10	$193.41	0.4%
RevPAR (1)	$26.76	$146.66	-81.8%		$48.51	$150.01	-67.7%
Total RevPAR (1)	$65.92	$339.43	-80.6%		$120.00	$352.77	-66.0%

(1) Calculation of hospitality performance metrics includes closed hotel room nights available.

Gaylord Opryland Highlights for Third Quarter 2020 (As Compared to Third Quarter 2019):

•	Approximately 3,100 or 8% of room nights sold in the third quarter were derived from group customers and the property has generated cumulative occupancy from June 25, 2020 reopening through October 31, 2020 of 14.7%.
•	Since re-opening through September 30th, the property has sold over 70,000 tickets to SoundWaves.

Gaylord Palms

($ in thousands, except ADR, RevPAR, and Total RevPAR)

	Three Months Ended				Nine Months Ended
	September 30,				September 30,
	2020	2019	% ∆		2020	2019	% ∆
Revenue	$7,659	$40,854	-81.3%		$53,848	$148,127	-63.6%
Operating Income/(Loss)	$(12,393)	$2,538	-588.3%		$(19,122)	$28,518	-167.1%
Operating Income/(Loss) margin	-161.8%	6.2%	-168.0	pt	-35.5%	19.3%	-54.8	pt
Adjusted EBITDAre	$(7,137)	$8,656	-182.5%		$(3,019)	$46,715	-106.5%
Adjusted EBITDAre margin	-93.2%	21.2%	-114.4	pt	-5.6%	31.5%	-37.1	pt

Occupancy (1)	14.7%	72.7%	-58.0	pt	26.0%	77.4%	-51.4	pt
Average daily rate (ADR)	$168.83	$161.98	4.2%		$206.72	$191.88	7.7%
RevPAR (1)	$24.76	$117.71	-79.0%		$53.67	$148.52	-63.9%
Total RevPAR (1)	$58.79	$313.61	-81.3%		$138.79	$383.19	-63.8%

(1) Calculation of hospitality performance metrics includes closed hotel room nights available.

Gaylord Palms Highlights for Third Quarter 2020 (As Compared to Third Quarter 2019):

•	Approximately 4,000 or 21% of room nights sold in the third quarter were derived from group customers and the property has generated cumulative occupancy since June 25, 2020 reopening through October 31, 2020 of 15.2%.
•	The hotel expansion project is on time and on budget with approximately $37 million remaining to be spent and an expected completion date in April 2021.

Gaylord Texan

($ in thousands, except ADR, RevPAR, and Total RevPAR)

	Three Months Ended				Nine Months Ended
	September 30,				September 30,
	2020	2019	% ∆		2020	2019	% ∆
Revenue	$19,651	$66,508	-70.5%		$81,119	$207,873	-61.0%
Operating Income/(Loss)	$(5,981)	$18,160	-132.9%		$(4,699)	$59,801	-107.9%
Operating Income/(Loss) margin	-30.4%	27.3%	-57.7	pt	-5.8%	28.8%	-34.6	pt
Adjusted EBITDAre	$346	$24,670	-98.6%		$14,485	$79,700	-81.8%
Adjusted EBITDAre margin	1.8%	37.1%	-35.3	pt	17.9%	38.3%	-20.4	pt

Occupancy (1)	27.3%	80.6%	-53.3	pt	29.5%	78.6%	-49.1	pt
Average daily rate (ADR)	$190.80	$189.64	0.6%		$199.31	$192.39	3.6%
RevPAR (1)	$52.09	$152.94	-65.9%		$58.82	$151.31	-61.1%
Total RevPAR (1)	$117.75	$398.52	-70.5%		$163.21	$419.76	-61.1%

(1) Calculation of hospitality performance metrics includes closed hotel room nights available.

Gaylord Texan Highlights for Third Quarter 2020 (As Compared to Third Quarter 2019):

•	Approximately 8,100 or 18% of room nights sold in the third quarter were derived from group customers and the property has generated cumulative occupancy from June 8, 2020 reopening through October 31, 2020 of 23.8%

Gaylord National

($ in thousands, except ADR, RevPAR, and Total RevPAR)

	Three Months Ended				Nine Months Ended
	September 30,				September 30,
	2020	2019	% ∆		2020	2019	% ∆
Revenue	$133	$59,128	-99.8%		$50,056	$202,886	-75.3%
Operating Income/(Loss)	$(26,814)	$2,457	-1191.3%		$(79,798)	$25,735	-410.1%
Operating Income/(Loss) margin	-20,160.9%	4.2%	-20,165.1	pt	-159.4%	12.7%	-172.1	pt
Adjusted EBITDAre	$(7,787)	$14,697	-153.0%		$(18,734)	$57,000	-132.9%
Adjusted EBITDAre margin	-5854.9%	24.9%	-5879.8	pt	-37.4%	28.1%	-65.5	pt

Occupancy (1)	0.0%	71.9%	-71.9	pt	17.2%	75.1%	-57.9	pt
Average daily rate (ADR)	$0.00	$198.96	-100.0%		$207.13	$214.02	-3.2%
RevPAR (1)	$0.00	$143.02	-100.0%		$35.71	$160.65	-77.8%
Total RevPAR (1)	$0.73	$321.99	-99.8%		$91.53	$372.33	-75.4%

(1) Calculation of hospitality performance metrics includes closed hotel room nights available.

Gaylord National Highlights for Third Quarter 2020 (As Compared to Third Quarter 2019):

•	The hotel was closed for the entirety of the third quarter of 2020 and remains closed.
•	As the hotel is closed, it is currently undergoing a room renovation program, and we intend to complete approximately half of the hotel’s 2,000 rooms by early 2021.

Gaylord Rockies

($ in thousands, except ADR, RevPAR, and Total RevPAR)

	Three Months Ended				Nine Months Ended
	September 30,				September 30,
	2020	2019	% ∆		2020	2019	% ∆
Revenue	$11,931	$64,949	-81.6%		$68,335	$165,628	-58.7%
Operating Income/(Loss) (1)	$(23,846)	$6,943	-443.5%		$(53,854)	$(603)	-8831.0%
Operating Income/(Loss) margin	-199.9%	10.7%	-210.6	pt	-78.8%	-0.4%	-78.4	pt
Adjusted EBITDAre (1)	$(1,230)	$29,437	-104.2%		$14,043	$67,509	-79.2%
Adjusted EBITDAre margin	-10.3%	45.3%	-55.6	pt	20.6%	40.8%	-20.2	pt

Occupancy (2)	19.3%	86.3%	-67.0	pt	25.8%	70.2%	-44.4	pt
Average daily rate (ADR)	$169.43	$198.58	-14.7%		$196.84	$199.83	-1.5%
RevPAR (2)	$32.78	$171.32	-80.9%		$50.83	$140.21	-63.7%
Total RevPAR (2)	$86.39	$470.33	-81.6%		$166.15	$404.19	-58.9%

(1)	Operating income/(loss) and Adjusted EBITDAre for Gaylord Rockies exclude asset management fees payable to RHP of $0.1 million and $0.6 million during the three months ended September 30, 2020 and 2019, respectively, and $0.7 million and $1.7 million during the nine months ended Sepember 30, 2020 and 2019, respectively.
(2)	Calculation of hospitality performance metrics includes closed hotel room nights available.

Gaylord Rockies Highlights for Third Quarter 2020 (As Compared to Third Quarter 2019):

•	Approximately 2,300 or 9% of room nights sold in the third quarter were derived from group customers and the property has generated cumulative occupancy since June 25, 2020 reopening through October 31, 2020 of 17.9%

Entertainment Segment

For the three and nine months ended September 30, 2020, and 2019, the Company reported the following:

	Three Months Ended				Nine Months Ended
($ in thousands)	September 30,				September 30,
	2020	2019	% ∆		2020	2019	% ∆
Revenue	$12,271	$51,530	-76.2%		$44,006	$135,385	-67.5%
Operating Income/(Loss)(1)	$(9,074)	$14,218	-163.8%		$(27,984)	$32,593	-185.9%
Operating Income/(Loss) margin	-73.9%	27.6%	-101.5	pt	-63.6%	24.1%	-87.7	pt
Adjusted EBITDAre(1)	$(6,463)	$17,734	-136.4%		$(20,085)	$43,499	-146.2%
Adjusted EBITDAre margin	-52.7%	34.4%	-87.1	pt	-45.6%	32.1%	-77.7	pt

(1)	Total COVID-19 related costs were approximately $0.5 million and $4.6 million during the three and nine months ended September 30, 2020, respectively, and consisted primarily of wages and benefits costs for furloughed employees.

Reed continued, “Our Ole Red locations saw steady traffic improvement throughout the quarter, and we are pleased with their performance given the local restrictions on capacity and operating hours. The Grand Ole Opry and Ryman Auditorium have begun welcoming an increasing number of socially distanced guests for our daytime tours and retail experiences. We are very pleased to have witnessed the return of a small live audience at the Ryman at the end of the third quarter as we closed out the first round of our ‘Live at the Ryman’ series, which combines a high-quality pay-per-view experience with a limited in person audience. We are seeing steadily increasing interest from the music community in using this model and anticipate additional ‘Live at the Ryman’ dates throughout the remainder of the year.

At the beginning of the fourth quarter, we reached another milestone when we welcomed a live audience back to the Grand Ole Opry House to celebrate the Grand Ole Opry’s 95th birthday. Current health department regulations allow for our Grand Ole Opry and Ryman venues to host approximately 25 percent of their seated capacity. We continue to be in close communication with health officials regarding our effort to increase our capacity as local health conditions permit. In the meantime, the COVID-19 environment has created the opportunity for us to expand digital access to our assets as we communicate with country lifestyle consumers around the world, which we believe will allow us to capitalize on our Entertainment business far into the future.”

Corporate and Other Segment

For the three and nine months ended September 30, 2020 and 2019, the Company reported the following:

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
($ in thousands)	2020	2019	% ∆	2020	2019	% ∆
Operating Loss(1)	$(7,880)	$(9,825)	19.8%	$(24,766)	$(27,728)	10.7%
Adjusted EBITDAre(1)	$(5,252)	$(7,730)	32.1%	$(18,471)	$(21,605)	14.5%

(1) Total COVID-19 related costs were approximately $0.1 million and $0.6 million during the three and nine months ended September 30, 2020, respectively, and consisted primarily of wages and benefits costs for furloughed employees.

Reed concluded, “As we continue to manage our way through this pandemic, I again want to recognize and celebrate the tremendous efforts our employees across our operated businesses are making every day. Our Company is responding aggressively and adapting quickly to the unprecedented challenges this virus has presented to all of us. The ongoing feedback from our customers, as well as local and state officials, and the expanded partnerships we have developed with health departments and hospital systems in the markets in which we operate have positioned our Company as a leader during this period.

Balance Sheet/Liquidity Update

As of September 30, 2020, the Company had total debt outstanding of $2,587.0 million, net of unamortized deferred financing costs, and unrestricted cash of $52.2 million. As of September 30, 2020, $35.0 million of borrowings were drawn under the revolving credit line of the Company’s credit facility, and the lending banks had issued $0.9 million in letters of credit, which left $664.1 million of availability for borrowing under the credit facility.

The Company continues to take steps to both preserve and maximize liquidity in this environment while also investing for the future. These steps included the suspension or elimination of $82 million of hotel capital projects for 2020, in addition to delaying the start of the previously-announced Gaylord Rockies expansion. The expansion at Gaylord Palms continues as scheduled to service the anticipated future group customer demand. We expect this expansion to be complete in first quarter 2021.

Average monthly cash burn for the third quarter 2020 was approximately $22.7 million, down approximately $8.9 million from the second quarter of 2020 driven by hotel reopenings and continued cost management. The Company anticipates fourth quarter 2020 monthly cash burn will be within a range of $22 to $24 million, providing approximately 30 months of liquidity inclusive of the Gaylord Palms expansion.

Earnings Call Information

Ryman Hospitality Properties will hold a conference call to discuss this release today at 10 a.m. ET. Investors can listen to the conference call over the Internet at www.rymanhp.com. To listen to the live call, please go to the Investor Relations section of the website (Investor Relations/Presentations, Earnings, and Webcasts) at least 15 minutes before the call to register and download any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available shortly after the call and will be available for at least 30 days.

About Ryman Hospitality Properties, Inc.

Ryman Hospitality Properties, Inc. (NYSE: RHP) is a leading lodging and hospitality real estate investment trust that specializes in upscale convention center resorts and country music entertainment experiences. The Company’s core holdings* include a network of five of the top 10 largest non-gaming convention center hotels in the United States based on total indoor meeting space. These convention center resorts operate under the Gaylord Hotels brand and are managed by Marriott International. The Company also owns two adjacent ancillary hotels and a small number of attractions managed by Marriott International for a combined total of 10,110 rooms and more than 2.7 million square feet of total indoor and outdoor meeting space in top convention and leisure destinations across the country. The Company’s Entertainment segment includes a growing collection of iconic and emerging country music brands, including the Grand Ole Opry; Ryman Auditorium, WSM 650 AM; Ole Red and Circle, a country lifestyle media network the Company owns in a joint-venture with Gray Television. The Company operates its Entertainment segment as part of a taxable REIT subsidiary. Visit RymanHP.com for more information.

* The Company is the sole owner of Gaylord Opryland Resort & Convention Center; Gaylord Palms Resort & Convention Center; Gaylord Texan Resort & Convention Center; and Gaylord National Resort & Convention Center. It is the majority owner and managing member of the joint venture that owns the Gaylord Rockies Resort & Convention Center.

Cautionary Note Regarding Forward-Looking Statements

This press release contains statements as to the Company’s beliefs and expectations of the outcome of future events that are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. You can identify these statements by the fact that they do not relate strictly to historical or current facts. Examples of these statements include, but are not limited to, statements regarding the future performance of our business, our liquidity, estimated capital expenditures, new projects or investments, out-of-service rooms, the expected approach to making dividend payments, the board’s ability to alter the dividend policy at any time and other business or operational issues. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from the statements made. These include the risks and uncertainties associated with the COVID-19 pandemic, including the effects of the COVID-19 pandemic on us and the hospitality and entertainment industries generally, the effects of the COVID-19 pandemic on the demand for travel, transient and group business (including government-imposed restrictions), levels of consumer confidence in the safety of travel and group gathering as a result of COVID-19, the duration and severity of the COVID-19 pandemic in the United States and the pace of recovery following the COVID-19 pandemic, the duration and severity of the COVID-19 pandemic in the markets where our assets are located, governmental restrictions on our businesses, economic conditions affecting the hospitality business generally, the geographic concentration of the Company’s hotel properties, business levels at the Company’s hotels, the Company’s ability to remain qualified as a REIT for federal income tax purposes, the Company’s ability to execute its strategic goals as a REIT, the Company’s ability to generate cash flows to support dividends, future board determinations regarding the timing and amount of dividends and changes to the dividend policy, which could be made at any time, the determination of Adjusted FFO available to common shareholders and unit holders and REIT taxable income, and the Company’s ability to borrow funds pursuant to its credit agreement. Other factors that could cause operating and financial results to differ are described in the filings made from time to time by the Company with the U.S. Securities and Exchange Commission (SEC) and include the risk factors and other risks and uncertainties described in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, and its Quarterly Reports on Form 10-Q and subsequent filings. The Company does not undertake any obligation to release publicly any revisions to forward-looking statements made by it to reflect events or circumstances occurring after the date hereof or the occurrence of unanticipated events.

Additional Information

This release should be read in conjunction with the consolidated financial statements and notes thereto included in our most recent annual report on Form 10-K and subsequent filings. Copies of our reports are available on our website at no expense at www.rymanhp.com and through the SEC’s Electronic Data Gathering Analysis and Retrieval System (“EDGAR”) at www.sec.gov.

Calculation of RevPAR and Total RevPAR

We calculate revenue per available room (“RevPAR”) for our hotels by dividing room revenue by room nights available to guests for the period. Room nights available to guests include nights the hotels are closed. We calculate total revenue per available room (“Total RevPAR”) for our hotels by dividing the sum of room revenue, food & beverage, and other ancillary services revenue by room nights available to guests for the period. Rooms out of service for renovation are included in room nights available. For the three and nine months ended September 30, 2020, the calculation of RevPAR and Total RevPAR in our tabular presentations has not been changed as a result of the COVID-19 pandemic and the resulting hotel closures and is consistent with prior periods. The closure of our Gaylord Hotel properties has resulted in the significant decrease in performance reflected in these metrics for the three and nine months ended September 30, 2020, as compared to the prior-year periods.

Calculation of GAAP Margin Figures

We calculate Net Income available to common shareholders margin by dividing GAAP consolidated Net Income available to common shareholders by GAAP consolidated Total Revenue. We calculate consolidated, segment or property-level Operating Income Margin by dividing consolidated, segment or property-level GAAP Operating Income by consolidated, segment or property-level GAAP Revenue.

Non-GAAP Financial Measures

We present the following non-GAAP financial measures we believe are useful to investors as key measures of our operating performance:

Adjusted EBITDAre and Adjusted EBITDAre, Excluding Noncontrolling Interest Definition

We calculate EBITDAre, which is defined by the National Association of Real Estate Investment Trusts (“NAREIT”) in its September 2017 white paper as net income (loss) (calculated in accordance with GAAP) plus interest expense, income tax expense, depreciation and amortization, gains or losses on the disposition of depreciated property (including gains or losses on change in control), impairment write-downs of depreciated property and investments in unconsolidated affiliates caused by a decrease in the value of the depreciated property or the affiliate, and adjustments to reflect the entity’s share of EBITDAre of unconsolidated affiliates. Adjusted EBITDAre is then calculated as EBITDAre, plus to the extent the following adjustments occurred during the periods presented: preopening costs; non-cash lease expense; equity-based compensation expense; impairment charges that do not meet the NAREIT definition above; credit losses on held-to-maturity securities; any transaction costs of acquisitions; interest income on bonds; loss on extinguishment of debt; pension settlement charges; pro rata Adjusted EBITDAre from unconsolidated joint ventures, and any other adjustments we have identified in this release. We then exclude noncontrolling interests in consolidated joint ventures to calculate Adjusted EBITDAre, Excluding Noncontrolling Interest. We make additional adjustments to EBITDAre when evaluating our performance because we believe that presenting Adjusted EBITDAre, Adjusted EBITDAre, Excluding Noncontrolling Interest, and adjustments for certain additional items provide useful information to investors regarding our operating performance and debt leverage metrics, and that the presentation of Adjusted EBITDAre and Adjusted EBITDAre, Excluding Noncontrolling Interest, when combined with the primary GAAP presentation of net income (loss), is beneficial to an investor’s complete understanding of our operating performance. Beginning in the first quarter 2020 with the Company’s adoption of ASU 2016-13, “Financial Instruments – Credit Losses – Measurement of Credit Losses on Financial Instruments,” our definition of Adjusted EBITDAre includes an adjustment for credit loss on held-to-maturity securities; such charges in previous quarters were included in impairment charges that do not meet the NAREIT definition. The 2020 presentation has been used for the 2019 periods.

Adjusted EBITDAre, Excluding Noncontrolling Interest Margin Definition

We calculate consolidated Adjusted EBITDAre, Excluding Noncontrolling Interest Margin by dividing consolidated Adjusted EBITDAre, Excluding Noncontrolling Interest by GAAP consolidated Total Revenue. We calculate consolidated, segment, or property-level Adjusted EBITDAre Margin by dividing consolidated-, segment-, or property-level Adjusted EBITDAre by consolidated, segment, or property-level GAAP Revenue. We believe Adjusted EBITDAre, Excluding Noncontrolling Interest Margin is useful to investors in evaluating our operating performance because this non-GAAP financial measure helps investors evaluate and compare the results of our operations from period to period by presenting a ratio showing the quantitative relationship between Adjusted EBITDAre, Excluding Noncontrolling Interest and GAAP consolidated Total Revenue or segment or property-level GAAP Revenue, as applicable.

Adjusted FFO available to common shareholders and unit holders Definition

We calculate FFO, which definition is clarified by NAREIT in its December 2018 white paper as net income (calculated in accordance with GAAP) excluding depreciation and amortization (excluding amortization of deferred financing costs and debt discounts), gains and losses from the sale of certain real estate assets, gains and losses from a change in control, impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciated real estate held by the entity, income (loss) from consolidated joint ventures attributable to noncontrolling interest, and pro rata adjustments for unconsolidated joint ventures. To calculate Adjusted FFO available to common shareholders and unit holders, we then exclude, to the extent the following adjustments occurred during the periods presented, right-of-use asset amortization, impairment charges that do not meet the NAREIT definition above; write-offs of deferred financing costs, non-cash lease expense, credit loss on held-to-maturity securities, amortization of debt discounts or premiums and amortization of deferred financing costs, pension settlement charges, additional pro rata adjustments from unconsolidated joint ventures, (gains) losses on other assets, transaction costs on acquisitions, deferred income tax expense (benefit), and (gains) losses on extinguishment of debt. To calculate Adjusted FFO available to common shareholders and unit holders (excluding maintenance capex), we then exclude FF&E reserve for managed properties and maintenance capital expenditures for non-managed properties. FFO available to common shareholders and unit holders, Adjusted FFO available to common shareholders and unit holders, and Adjusted FFO available to common shareholders and unit holders (excluding maintenance capex) exclude the ownership portion of Gaylord Rockies joint venture not controlled or owned by the Company. Beginning in the first quarter 2020 with the Company’s adoption of ASU 2016-13, “Financial Instruments – Credit Losses – Measurement of Credit Losses on Financial Instruments,” our definition of Adjusted FFO available to common shareholders and unit holders includes an adjustment for credit loss on held-to-maturity securities; such charges in previous quarters were included in impairment charges that do not meet the NAREIT definition. The 2020 presentation has been used for the 2019 periods. Beginning in the third quarter of 2020, we refer to unitholders in these measures, reflecting outstanding OP units issued to noncontrolling interests for the first time during third quarter 2020.

We believe that the presentation of FFO available to common shareholders and unit holders, Adjusted FFO available to common shareholders and unit holders, and Adjusted FFO available to common shareholders and unit holders (excluding maintenance capex) provide useful information to investors regarding the performance of our ongoing operations because they are a measure of our operations without regard to specified non-cash items such as real estate depreciation and amortization, gain or loss on sale of assets and certain other items which we believe are not indicative of the performance of our underlying hotel properties. We believe that these items are more representative of our asset base than our ongoing operations. We also use FFO available to common shareholders and unit holders, Adjusted FFO available to common shareholders and unit holders, and Adjusted FFO available to common shareholders and unit holders (excluding maintenance capex) as measures in determining our results after considering the impact of our capital structure. A reconciliation of Net Income (loss) to FFO available to common shareholders and unit holders and a reconciliation of Net Income (loss) to Adjusted FFO available to common shareholders and unit holders and Adjusted FFO available to common shareholders and unit holders (excluding maintenance capex) is set forth below under “Supplemental Financial Results.”

We caution investors that amounts presented in accordance with our definitions of Adjusted EBITDAre, Adjusted EBITDAre, Excluding Noncontrolling Interest, Adjusted EBITDAre, Excluding Noncontrolling Interest Margin, FFO available to common shareholders and unit holders, Adjusted FFO available to common shareholders and unit holders and Adjusted FFO available to common shareholders and unit holders (excluding maintenance capex) may not be comparable to similar measures disclosed by other companies, because not all companies calculate these non-GAAP measures in the same manner. Adjusted EBITDAre, Adjusted EBITDAre, Excluding Noncontrolling Interest, Adjusted EBITDAre, Excluding Noncontrolling Interest Margin, FFO available to common shareholders and unit holders, Adjusted FFO available to common shareholders and unit holders, and Adjusted FFO available to common shareholders and unit holders (excluding maintenance capex), and any related per share measures, should not be considered as alternative measures of our Net Income (loss), operating performance, cash flow or liquidity. Adjusted EBITDAre, Adjusted EBITDAre, Excluding Noncontrolling Interest, FFO available to common shareholders and unit holders, Adjusted FFO available to common shareholders and unit holders, and Adjusted FFO available to common shareholders and unit holders (excluding maintenance capex) may include funds that may not be available for our discretionary use due to functional requirements to conserve funds for capital expenditures and property acquisitions and other commitments and uncertainties. Although we believe that Adjusted EBITDAre, Adjusted EBITDAre, Excluding Noncontrolling Interest, Adjusted EBITDAre, Excluding Noncontrolling Interest Margin, FFO available to common shareholders and unit holders, Adjusted FFO available to common shareholders and unit holders, and Adjusted FFO available to common shareholders and unit holders (excluding maintenance capex) can enhance an investor’s understanding of our results of operations, these non-GAAP financial measures, when viewed individually, are not necessarily better indicators of any trend as compared to GAAP measures such as Net Income (Loss), Net Income (Loss) Margin, Operating Income (Loss), Operating Income (Loss) Margin, or cash flow from operations. In addition, you should be aware that adverse economic and market and other conditions may harm our cash flow.

Investor Relations Contacts:	Media Contacts:
Mark Fioravanti, President & Chief Financial Officer	Shannon Sullivan, Vice President Corporate and Brand Communications
Ryman Hospitality Properties, Inc.	Ryman Hospitality Properties, Inc.
(615) 316-6588	(615) 316-6725
mfioravanti@rymanhp.com	ssullivan@rymanhp.com
~or~	~or~
Todd Siefert, Senior Vice President Corporate Finance & Treasurer	Robert Winters
Ryman Hospitality Properties, Inc.	Alpha IR Group
(615) 316-6344	(929) 266-6315
tsiefert@rymanhp.com	robert.winters@alpha-ir.com

RYMAN HOSPITALITY PROPERTIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

 Unaudited

 (In thousands, except per share data)

	Three Months Ended		Nine Months Ended
	Sep. 30		Sep. 30
	2020	2019	2020	2019
Revenues :
Rooms	$24,487	$134,950	$133,417	$411,866
Food and beverage	16,217	155,173	163,477	499,346
Other hotel revenue	17,274	38,134	57,060	111,684
Entertainment	12,271	51,530	44,006	135,385
Total revenues	70,249	379,787	397,960	1,158,281

Operating expenses:
Rooms	10,280	37,116	47,060	108,184
Food and beverage	19,233	88,584	114,935	270,623
Other hotel expenses	56,961	91,608	192,480	273,074
Management fees	516	8,388	5,445	28,543
Total hotel operating expenses	86,990	225,696	359,920	680,424
Entertainment	17,343	34,022	60,146	92,722
Corporate	7,299	9,404	22,693	26,518
Preopening costs	96	164	1,597	2,274
Gain on sale of assets	-	-	(1,261)	-
Credit loss on held-to-maturity securities	7,811	-	32,784	-
Depreciation and amortization	53,876	53,998	161,232	160,560
Total operating expenses	173,415	323,284	637,111	962,498

Operating income (loss)	(103,166)	56,503	(239,151)	195,783

Interest expense, net of amounts capitalized	(28,127)	(35,261)	(87,527)	(100,840)
Interest income	1,540	2,878	5,765	8,756
Loss on extinguishment of debt	-	(494)	-	(494)
Loss from joint ventures	(1,767)	(308)	(5,482)	(475)
Other gains and (losses), net	1,729	1,109	(14,831)	857
Income (loss) before income taxes	(129,791)	24,427	(341,226)	103,587

Provision for income taxes	(86)	(3,537)	(27,046)	(13,743)
Net income (loss)	(129,877)	20,890	(368,272)	89,844

Net loss attributable to noncontrolling interest in consolidated joint venture	11,893	1,459	30,280	11,296
Net loss attributable to noncontrolling interest in Operating Partnership	325	-	325	-
Net income (loss) available to common shareholders	$(117,659)	$22,349	$(337,667)	$101,140

Basic income (loss) per share available to common shareholders	$(2.14)	$0.43	$(6.14)	$1.97
Diluted income (loss) per share available to common shareholders	$(2.14)	$0.43	$(6.14)	$1.95

Weighted average common shares for the period:
Basic	54,980	51,444	54,955	51,411
Diluted	54,980	51,832	54,955	51,826

RYMAN HOSPITALITY PROPERTIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

Unaudited

(In thousands)

	Sep. 30	Dec. 31,
	2020	2019
ASSETS:
Property and equipment, net of accumulated depreciation	$3,128,617	$3,130,252
Cash and cash equivalents - unrestricted	52,162	362,430
Cash and cash equivalents - restricted	48,771	57,966
Notes receivable	70,381	110,135
Trade receivables, net	13,657	70,768
Deferred income tax assets, net	-	25,959
Prepaid expenses and other assets	97,165	123,845
Intangible assets	176,998	207,113
Total assets	$3,587,751	$4,088,468

LIABILITIES AND EQUITY:
Debt and finance lease obligations	$2,586,972	$2,559,968
Accounts payable and accrued liabilities	214,231	264,915
Dividends payable	748	50,711
Deferred management rights proceeds	173,499	175,332
Operating lease liabilities	107,382	106,331
Deferred income tax liabilities, net	649	-
Other liabilities	104,034	64,971
Noncontrolling interest in consolidated joint venture	113,163	221,511
Total equity	287,073	644,729
Total liabilities and equity	$3,587,751	$4,088,468

RYMAN HOSPITALITY PROPERTIES, INC. AND SUBSIDIARIES

SUPPLEMENTAL FINANCIAL RESULTS

ADJUSTED EBITDAre RECONCILIATION

Unaudited

(in thousands)

	Three Months Ended Sep. 30,				Nine Months Ended Sep. 30,
	2020		2019		2020		2019
	$	Margin	$	Margin	$	Margin	$	Margin
Consolidated
Revenue	$70,249		$379,787		$397,960		$1,158,281
Net income (loss)	$(129,877)	-184.9%	$20,890	5.5%	$(368,272)	-92.5%	$89,844	7.8%
Interest expense, net	26,587		32,383		81,762		92,084
Provision for income taxes	86		3,537		27,046		13,743
Depreciation & amortization	53,876		53,998		161,232		160,560
(Gain) loss on disposal of assets	-		-		(1,255)		5
Pro rata EBITDAre from unconsolidated joint ventures	7		(6)		16		(8)
EBITDAre	(49,321)	-70.2%	110,802	29.2%	(99,471)	-25.0%	356,228	30.8%
Preopening costs	96		164		1,597		2,274
Non-cash lease expense	1,100		1,249		3,358		3,721
Equity-based compensation expense	2,204		1,901		6,623		5,862
Pension settlement charge	1,343		1,577		1,343		1,577
Credit loss on held-to-maturity securities	7,811		-		32,784		-
Interest income on Gaylord National & Gaylord Rockies bonds	1,485		2,515		4,683		7,764
Loss on extinguishment of debt	-		494		-		494
Transaction costs of acquisitions	2		55		15,437		55
Pro rata adjusted EBITDAre from unconsolidated joint ventures	-		314		-		483
Adjusted EBITDAre	$(35,280)	-50.2%	$119,071	31.4%	$(33,646)	-8.5%	$378,458	32.7%
Adjusted EBITDAre of noncontrolling interest in consolidated joint venture	490		$(10,995)		(5,088)		$(25,367)
Adjusted EBITDAre, excluding noncontrolling interest in consolidated joint venture	$(34,790)	-49.5%	$108,076	28.5%	$(38,734)	-9.7%	$353,091	30.5%

Hospitality segment
Revenue	$57,978		$328,257		$353,954		$1,022,896
Operating income (loss)	$(86,212)	-148.7%	$52,110	15.9%	$(186,401)	-52.7%	$190,918	18.7%
Depreciation & amortization	49,310		50,445		148,667		150,909
Gain on disposal of assets	-		-		(1,261)		-
Preopening costs	79		6		245		645
Non-cash lease expense	1,116		1,168		3,347		3,505
Credit loss on held-to-maturity securities	7,811		-		32,784		-
Interest income on Gaylord National & Gaylord Rockies bonds	1,485		2,515		4,683		7,764
Transaction costs of acquisitions	-		55		-		55
Other gains and (losses), net	2,846		2,768		2,846		2,768
Adjusted EBITDAre	$(23,565)	-40.6%	$109,067	33.2%	$4,910	1.4%	$356,564	34.9%

Entertainment segment
Revenue	$12,271		$51,530		$44,006		$135,385
Operating income (loss)	$(9,074)	-73.9%	$14,218	27.6%	$(27,984)	-63.6%	$32,593	24.1%
Depreciation & amortization	3,985		3,132		10,492		8,441
Preopening costs	17		158		1,352		1,629
Non-cash lease (revenue) expense	(16)		81		11		216
Equity-based compensation	383		145		1,073		620
Transaction costs of acquisitions	2		-		437		-
Pro rata adjusted EBITDAre from unconsolidated joint ventures	(1,760)		-		(5,466)		-
Adjusted EBITDAre	$(6,463)	-52.7%	$17,734	34.4%	$(20,085)	-45.6%	$43,499	32.1%

Corporate and Other segment
Operating loss	$(7,880)		$(9,825)		$(24,766)		$(27,728)
Depreciation & amortization	581		421		2,073		1,210
Other gains and (losses), net	(1,117)		(2,153)		(2,671)		(2,400)
Equity-based compensation	1,821		1,756		5,550		5,242
Pension settlement charge	1,343		1,577		1,343		1,577
Loss on extinguishment of debt	-		494		-		494
Adjusted EBITDAre	$(5,252)		$(7,730)		$(18,471)		$(21,605)

RYMAN HOSPITALITY PROPERTIES, INC. AND SUBSIDIARIES

SUPPLEMENTAL FINANCIAL RESULTS

FUNDS FROM OPERATIONS ("FFO") AND ADJUSTED FFO RECONCILIATION

Unaudited

(in thousands, except per share data)

	Three Months Ended Sep. 30,		Nine Months Ended Sep. 30,
	2020	2019	2020	2019
Consolidated
Net income (loss)	$(129,877)	$20,890	$(368,272)	$89,844
Noncontrolling interest in consolidated joint venture	11,893	1,459	30,280	11,296
Net income (loss) available to common shareholders and unit holders	(117,984)	22,349	(337,992)	101,140
Depreciation & amortization	53,838	53,955	161,120	160,440
Adjustments for noncontrolling interest	(8,164)	(8,576)	(25,302)	(25,975)
Pro rata adjustments from joint ventures	7	-	18	-
FFO available to common shareholders and unit holders	(72,303)	67,728	(202,156)	235,605

Right-of-use asset amortization	38	43	112	120
Non-cash lease expense	1,100	1,249	3,358	3,721
Pension settlement charge	1,343	1,577	1,343	1,577
Credit loss on held-to-maturity securities	7,811	-	32,784	-
Gain on other assets	-	-	(1,261)	-
Write-off of deferred financing costs	11	2,833	246	2,833
Amortization of deferred financing costs	2,038	1,939	5,889	5,805
Amortization of debt premiums	(66)	-	(200)	-
Loss on extinguishment of debt	-	494	-	494
Adjustments for noncontrolling interest	(224)	(646)	(715)	(1,068)
Transaction costs of acquisitions	2	55	15,437	55
Deferred tax (income) expense	(34)	2,678	26,607	10,865
Adjusted FFO available to common shareholders and unit holders	$(60,284)	$77,950	$(118,556)	$260,007
Capital expenditures (1)	(1,247)	(18,452)	(16,744)	(52,451)
Adjusted FFO available to common shareholders and unit holders (ex. maintenance capex)	$(61,531)	$59,498	$(135,300)	$207,556

Basic net income (loss) per share	$(2.14)	$0.43	$(6.14)	$1.97
Diluted net income (loss) per share	$(2.14)	$0.43	$(6.14)	$1.95

FFO available to common shareholders and unit holders per basic share/unit	$(1.31)	$1.32	$(3.68)	$4.58
Adjusted FFO available to common shareholders and unit holders per basic share/unit	$(1.09)	$1.52	$(2.16)	$5.06

FFO available to common shareholders per diluted share/unit	$(1.31)	$1.31	$(3.68)	$4.55
Adjusted FFO available to common shareholders per diluted share/unit	$(1.09)	$1.50	$(2.16)	$5.02

Weighted average common shares and OP units for the period:
Basic	55,126	51,444	55,004	51,411
Diluted	55,126	51,832	55,004	51,826

(1) Represents FF&E reserve for managed properties and maintenance capital expenditures for non-managed properties. Note that beginning in March 2020, as a result of the COVID-19 pandemic, contributions to the FF&E reserve for managed properties have been temporarily suspended.

RYMAN HOSPITALITY PROPERTIES, INC. AND SUBSIDIARIES

SUPPLEMENTAL FINANCIAL RESULTS

HOSPITALITY SEGMENT ADJUSTED EBITDAre RECONCILIATIONS AND OPERATING METRICS

Unaudited

(in thousands)

	Three Months Ended Sep. 30,				Nine Months Ended Sep. 30,
	2020		2019		2020		2019
	$	Margin	$	Margin	$	Margin	$	Margin
Hospitality segment
Revenue	$57,978		$328,257		$353,954		$1,022,896
Operating income (loss)	$(86,212)	-148.7%	$52,110	15.9%	$(186,401)	-52.7%	$190,918	18.7%
Depreciation & amortization	49,310		50,445		148,667		150,909
Gain on disposal of assets	-		-		(1,261)		-
Preopening costs	79		6		245		645
Non-cash lease expense	1,116		1,168		3,347		3,505
Credit loss on held-to-maturity securities	7,811		-		32,784		-
Interest income on Gaylord National and Gaylord Rockies bonds	1,485		2,515		4,683		7,764
Transaction costs of acquisitions	-		55		-		55
Other gains and (losses), net	2,846		2,768		2,846		2,768
Pro rata adjusted EBITDA from joint ventures	-		-		-		-
Adjusted EBITDAre	$(23,565)	-40.6%	$109,067	33.2%	$4,910	1.4%	$356,564	34.9%

Occupancy	14.6%		77.1%		24.4%		75.8%
Average daily rate (ADR)	$180.89		$188.13		$197.38		$196.81
RevPAR	$26.33		$145.09		$48.16		$149.23
OtherPAR	$36.00		$207.83		$79.61		$221.38
Total RevPAR	$62.33		$352.92		$127.77		$370.61

Gaylord Opryland
Revenue	$17,514		$90,185		$94,961		$278,130
Operating income (loss)	$(15,403)	-87.9%	$21,021	23.3%	$(24,402)	-25.7%	$73,879	26.6%
Depreciation & amortization	8,790		8,913		26,406		26,008
Gain on disposal of assets	-		-		(1,261)		-
Preopening costs	-		-		-		55
Non-cash lease revenue	(19)		-		(59)		-
Adjusted EBITDAre	$(6,632)	-37.9%	$29,934	33.2%	$684	0.7%	$99,942	35.9%

Occupancy	13.8%		77.2%		25.0%		77.6%
Average daily rate (ADR)	$193.58		$189.97		$194.10		$193.41
RevPAR	$26.76		$146.66		$48.51		$150.01
OtherPAR	$39.16		$192.77		$71.49		$202.76
Total RevPAR	$65.92		$339.43		$120.00		$352.77

Gaylord Palms
Revenue	$7,659		$40,854		$53,848		$148,127
Operating income (loss)	$(12,393)	-161.8%	$2,538	6.2%	$(19,122)	-35.5%	$28,518	19.3%
Depreciation & amortization	4,042		4,950		12,452		14,692
Gain on disposal of assets	-		-		-		-
Preopening costs	79		-		245		-
Non-cash lease expense	1,135		1,168		3,406		3,505
Impairment charges	-		-		-		-
Adjusted EBITDAre	$(7,137)	-93.2%	$8,656	21.2%	$(3,019)	-5.6%	$46,715	31.5%

Occupancy	14.7%		72.7%		26.0%		77.4%
Average daily rate (ADR)	$168.83		$161.98		$206.72		$191.88
RevPAR	$24.76		$117.71		$53.67		$148.52
OtherPAR	$34.03		$195.90		$85.12		$234.67
Total RevPAR	$58.79		$313.61		$138.79		$383.19

Gaylord Texan
Revenue	$19,651		$66,508		$81,119		$207,873
Operating income (loss)	$(5,981)	-30.4%	$18,160	27.3%	$(4,699)	-5.8%	$59,801	28.8%
Depreciation & amortization	6,327		6,510		19,184		19,899
Gain on disposal of assets	-		-		-		-
Preopening costs	-		-		-		-
Impairment charges	-		-		-		-
Adjusted EBITDAre	$346	1.8%	$24,670	37.1%	$14,485	17.9%	$79,700	38.3%

Occupancy	27.3%		80.6%		29.5%		78.6%
Average daily rate (ADR)	$190.80		$189.64		$199.31		$192.39
RevPAR	$52.09		$152.94		$58.82		$151.31
OtherPAR	$65.66		$245.58		$104.39		$268.45
Total RevPAR	$117.75		$398.52		$163.21		$419.76

RYMAN HOSPITALITY PROPERTIES, INC. AND SUBSIDIARIES

SUPPLEMENTAL FINANCIAL RESULTS

HOSPITALITY SEGMENT ADJUSTED EBITDAre RECONCILIATIONS AND OPERATING METRICS

Unaudited

(in thousands)

	Three Months Ended Sep. 30,				Nine Months Ended Sep. 30,
	2020		2019		2020		2019
	$	Margin	$	Margin	$	Margin	$	Margin
Gaylord National
Revenue	$133		$59,128		$50,056		$202,886
Operating income (loss)	$(26,814)	-20160.9%	$2,457	4.2%	$(79,798)	-159.4%	$25,735	12.7%
Depreciation & amortization	6,885		6,957		20,751		20,841
Credit loss on held-to-maturity securities	7,811		-		32,784		-
Interest income on Gaylord National bonds	1,485		2,515		4,683		7,656
Other gains and (losses), net	2,846		2,768		2,846		2,768
Adjusted EBITDAre	$(7,787)	-5854.9%	$14,697	24.9%	$(18,734)	-37.4%	$57,000	28.1%

Occupancy	0.0%		71.9%		17.2%		75.1%
Average daily rate (ADR)	$-		$198.96		$207.13		$214.02
RevPAR	$-		$143.02		$35.71		$160.65
OtherPAR	$0.73		$178.97		$55.82		$211.68
Total RevPAR	$0.73		$321.99		$91.53		$372.33

Gaylord Rockies
Revenue	$11,931		$64,949		$68,335		$165,628
Operating income (loss) (1)	$(23,846)	-199.9%	$6,943	10.7%	$(53,854)	-78.8%	$(603)	-0.4%
Depreciation & amortization	22,616		22,488		67,897		67,414
Preopening costs	-		6		-		590
Interest income on Gaylord Rockies bonds	-		-		-		108
Adjusted EBITDAre (1)	$(1,230)	-10.3%	$29,437	45.3%	$14,043	20.6%	$67,509	40.8%

Occupancy	19.3%		86.3%		25.8%		70.2%
Average daily rate (ADR)	$169.43		$198.58		$196.84		$199.83
RevPAR	$32.78		$171.32		$50.83		$140.21
OtherPAR	$53.61		$299.01		$115.32		$263.98
Total RevPAR	$86.39		$470.33		$166.15		$404.19

The AC Hotel at National Harbor
Revenue	$735		$2,882		$2,730		$8,631
Operating income (loss)	$(704)	-95.8%	$264	9.2%	$(1,999)	-73.2%	$1,331	15.4%
Depreciation & amortization	329		334		994		1,003
Adjusted EBITDAre	$(375)	-51.0%	$598	20.7%	$(1,005)	-36.8%	$2,334	27.0%

Occupancy	27.0%		74.5%		26.2%		70.8%
Average daily rate (ADR)	$146.70		$192.99		$176.69		$205.22
RevPAR	$39.65		$143.70		$46.21		$145.38
OtherPAR	$1.99		$19.47		$5.69		$19.29
Total RevPAR	$41.64		$163.17		$51.90		$164.67

The Inn at Opryland (2)
Revenue	$355		$3,751		$2,905		$11,621
Operating income (loss)	$(1,071)	-301.7%	$727	19.4%	$(2,527)	-87.0%	$2,257	19.4%
Depreciation & amortization	321		293		983		1,052
Transaction costs of acquisitions	-		55		-		55
Adjusted EBITDAre	$(750)	-211.3%	$1,075	28.7%	$(1,544)	-53.1%	$3,364	28.9%

Occupancy	8.9%		66.9%		19.9%		71.1%
Average daily rate (ADR)	$93.65		$142.78		$127.42		$146.79
RevPAR	$8.37		$95.59		$25.30		$104.42
OtherPAR	$4.35		$38.95		$9.70		$36.05
Total RevPAR	$12.72		$134.54		$35.00		$140.47

(1) Operating loss and Adjusted EBITDAre for Gaylord Rockies exclude asset management fees paid to RHP of $0.1 million and $0.6 million during the three months ended September 30, 2020 and 2019, respectively, and $0.7 million and $1.7 million during the nine months ended Sepember 30, 2020 and 2019, respectively.

(2) Includes other hospitality revenue and expense